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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 33-7637 and 811-4775) (the "Registration Statement") of MFS(R) Series Trust II (the "Trust"), of my opinion dated March 27, 2006, appearing in Post-Effective Amendment No. 38 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 30, 2006.


                                         CHRISTOPHER R. BOHANE
                                         --------------------------------------
                                         Christopher R. Bohane
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
January 24, 2007